Exhibit 99.1

Systemax’s Global Industrial Business Signs Definitive Agreement to
Acquire North American Business-to-Business MRO Supplier

PORT WASHINGTON, NY, December 31, 2014 — Systemax Inc. (NYSE:SYX) today announced that its Industrial Products Group (www.globalindustrial.com) has signed a definitive agreement to acquire the Plant Equipment Group (“PEG”), a business-to-business direct marketer of maintenance, repair and operations (“MRO”) products, from TAKKT America for $25 million in cash, subject to certain customary closing conditions. The acquisition, which will be funded from Systemax’s cash on hand, is expected to close in January 2015. PEG generated revenue of approximately $100 million in its 2013 fiscal year.

Headquartered in Milwaukee, Wisconsin, PEG goes to market serving business customers within the North American MRO market through its portfolio of well-established selling brands, including its flagship U.S. brand C&H Distributors (www.chdist.com, based in the U.S.); as well as Products For Industry (www.productsforindustry.com, based in the U.S.); IndustrialSupplies.com (based in the U.S.); Avenue Supply (www.avenuesupply.ca - based in Canada); and C&H Productos (www.chproductos.com, based in Mexico).

“We are thrilled to welcome the experienced PEG team to Global Industrial. This strategic acquisition will allow us to strengthen our presence in the Midwest, Canada and Mexico and offer PEG customers an expanded offering of products throughout North America,” said Bob Dooley, President of Global Industrial.

Richard Leeds, Chairman and Chief Executive Officer of Systemax, commented, “The North American MRO market is large and fragmented with ample opportunity for growth. This acquisition will allow us to bring additional value to our new and existing customers and build on the success and strong growth of our Industrial Products Group.”

About Global Industrial
Global Equipment Company (d/b/a Global Industrial) (www.globalindustrial.com) is a subsidiary of Systemax Inc. Global Industrial carries over 1,000,000 industrial, material handling and business products for Fortune 1000 companies, small businesses, institutions and government agencies.

About Systemax Inc.
Systemax Inc. (www.systemax.com), a Fortune 1000 company, sells industrial and technology products through a system of branded e-Commerce websites, relationship marketers and retail stores in North America and Europe. The primary brands are Global Industrial, MISCO, Inmac Wstore and TigerDirect.

Forward-Looking Statements

This press release contains forward-looking statements about the Company’s performance. These statements are based on management’s estimates, assumptions and projections and are not guarantees of future performance. The Company assumes no obligation to update these statements. Actual results may differ materially from results expressed or implied in these statements as the result of risks, uncertainties and other factors including, but not limited to: (a) unanticipated variations in sales volume and margins, (b) fluctuations in economic conditions and exchange rates, including factors impacting our substantial international operations, (c) actions by competitors, (d) the continuation of key vendor relationships, (e) timely implementation of our shared services center in Hungary and transition of support operations without disruption to our existing business, and realization of the anticipated cost savings (f) the ability to maintain satisfactory loan agreements with lenders, (g) risks associated with the delivery of merchandise to customers utilizing common carriers, (h) the operation of the Company’s management information systems and risks associated with ecommerce, and (i) unanticipated legal and administrative proceedings and (j) changes in sales tax laws affecting e-commerce retailers. Please refer to “Risk Factors” and the Forward Looking Statements sections contained in the Company’s Form 10-K for a more detailed discussion of risk factors affecting our business and an explanation of the inherent limitations in such forward-looking statements.

Investor/Media Contacts:
Mike Smargiassi / Nancy Zakhary
Brainerd Communicators, Inc.
212-986-6667
smarg@braincomm.com / nancy@braincomm.com